AUTHORIZED PARTICIPANT AGREEMENT

This AUTHORIZED PARTICIPANT AGREEMENT (this “Agreement”) dated as of [Date], is between Northern Lights Distributors, LLC (“Distributor”) and [Participant] (the “Participant”) and is subject to acceptance by Brown Brothers Harriman & Co., (the “Index Receipt Agent”) for Segall Bryant & Hamill Trust (the “Trust”) and is further subject to acknowledgment and agreement by the Trust, on behalf of its series listed on Schedule 1 hereto, as amended from time to time (each a “Fund” and together the “Funds”), solely with respect to Section 8 of this Agreement.

R E C I T A L S

WHEREAS, Index Receipt Agent serves as the index receipt agent for the Trust and its series listed on Schedule 1 hereto, as amended from time to time (each a “Fund”), and is a “Index Receipt Agent” as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”).

WHEREAS, the Trust is registered with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end management company and each Fund operates as an exchange-traded fund or “ETF”.

WHEREAS, Distributor provides services as principal underwriter of the Funds acting on an agency basis in connection with the sale and distribution of the class of shares issued by the Funds known as “Shares” and such Shares are listed for trading on one or more U.S. national securities exchanges or associations.

WHEREAS, the process by which an investor purchases and redeems Shares from a Fund is described in the Fund's current prospectus and statement of additional information, as each may be supplemented or amended from time to time (the “Prospectus”) and comprise part of the Trust’s registration statement, as amended, on Form N-1A (the “Registration Statement”)(hereinafter collectively, “Fund Documents”). The discussion of the purchase and redemption process in this Agreement is modified as necessary by reference to the Fund Documents. References to the Fund Documents are to the then current Prospectus and Registration Statement as each may be supplemented or amended from time to time.

WHEREAS, Shares may be purchased or redeemed directly from a Fund only in aggregations of a specified number, known as a “Creation Unit,” and the number of Shares presently constituting a Creation Unit of each Fund is set forth in each Fund’s Prospectus.

WHEREAS, Creation Units may be purchased only by or through an entity that has entered into an Authorized Participant Agreement with the Distributor and is either a participant in the Depository Trust Company (“DTC”) or a broker-dealer or other participant in the Continuous Net Settlement System (the “CNSS”) of NSCC; and to purchase a Creation Unit, an authorized DTC participant or CNSS participant, whether acting for its own account or on behalf of another party, generally must deliver to the Fund a designated basket of securities (the “Deposit Securities”) and/or an amount of cash computed as described in the Fund Documents (the “Balancing Amount,” and together with the Deposit Securities, the “Fund Deposit”), plus a transaction fee as described in the Fund Documents (the “Transaction Fee”); and to redeem a Creation Unit, an authorized DTC participant or CNSS participant, whether acting for its own account or on behalf of another party, generally must deliver to the Fund a Creation Unit and a Balancing Amount, plus a Transaction Fee in exchange for a basket of securities (if different from the Deposit Securities for the relevant day, the “Redemption Securities”).

WHEREAS, the Participant wishes to act as a participant with respect to the Funds, and the parties seek to set forth the procedures by which the Participant may purchase and/or redeem Creation Units (i) through the CNSS clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “Clearing Process”; (ii) outside the Clearing Process through the DTC systems; and (iii) through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (the “Federal Reserve System”). The procedures for processing an order to purchase Creation Units (a “Purchase Order”) and an order to redeem Creation Units (a “Redemption Order,” and Purchase Orders and Redemption Orders generally, “Orders”) are described in the Fund Documents.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

 Section 1. Participant

(a) Clearing Status. The Participant hereby represents, covenants, and warrants that: with respect to (i) all Orders of Creation Units of any Fund, it is and will continue to be a participant in DTC (“DTC Participant”); (ii) all Orders of Creation Units initiated through the CNSS Clearing Process, it is a member of NSCC and a participant in the CNSS; it has the ability to transact through the Federal Reserve System; and (iii) all Orders of Creation Units through another clearing process, it has the ability to transact through such processes, as designated by such Shares or Fund. The Participant is and will continue to be a member of NSCC and a participant in the CNSS so long as this Agreement is in effect. If a Participant loses its status as a DTC Participant or NSCC member, or its eligibility to participate in the CNSS, the Participant shall immediately notify the Distributor and the Index Receipt Agent in writing of the change in status and, unless the parties have agreed otherwise in writing, this Agreement shall immediately become voidable by the Trust. Upon such notice, the Distributor, in its sole discretion, may terminate this Agreement. The Participant agrees that in connection with any transaction in which it acts on behalf of itself or a third party, it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes in accordance with this Agreement or the Fund Documents.

(b) Registration Status. The Participant hereby represents and warrants that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant agrees to comply with all applicable U.S. federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with FINRA By-Laws and NASD Conduct Rules (or with comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or are otherwise replaced by FINRA Conduct Rules), to the extent the foregoing relate to this Agreement, and that it will not offer or sell Shares of any Fund in any state or jurisdiction where such Shares may not lawfully be offered and/or sold.

(c) Qualification of Shares. If the Participant is offering and selling Shares of any Fund in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA, as set forth above, the Participant nevertheless agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with all applicable disclosure requirements of the Securities Act of 1933 as amended (the “1933 Act”) and the rules and regulations promulgated thereunder, and to conduct its business in accordance with the spirit of FINRA Conduct Rules, in each case to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, the Shares.

(d) Activities of Participant. The Participant understands and acknowledges that the proposed method by which Creation Units will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units may be issued and sold by a Fund on an ongoing basis, at any point a “distribution,” as such term is used in the 1933 Act, may occur. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, and under certain possible interpretations of applicable law, could be interpreted as resulting in its being deemed a participant in the distribution in a manner that could render it a statutory underwriter and could subject it to the prospectus delivery and liability provisions of the 1933 Act. Whether a person is an underwriter depends upon all of the facts and circumstances pertaining to that person’s activities, and Participant understands that it should consult legal counsel if uncertain of its status. Neither the Distributor nor the Index Receipt Agent or Trust will indemnify the Participant for any violations of the federal securities laws committed by the Participant. For the avoidance of doubt, the Participant does not admit to being an underwriter of the Shares.

(e) Independent Contractor. Each party acknowledges and agrees that, for all purposes of this Agreement, the Participant is an independent contractor, and has no authority to act as agent for the Funds or the Distributor in any matter or in any respect. The Participant agrees, to the extent reasonably practicable, to make itself and its employees available, upon reasonable request and reasonable notice, during normal business hours to consult with the Funds, the Index Receipt Agent or the Distributor or their respective designees concerning the performance of the Participant’s responsibilities under this Agreement, provided that the Participant shall be under no obligation to divulge or otherwise discuss any information that the Participant believes: (i) is confidential or proprietary in nature or (ii) the disclosure of which to third parties would be in violation of applicable law or regulation or is otherwise prohibited.

(f) Irrevocable Proxy. The Participant represents that from time to time it may be a Beneficial Owner (as that term is defined in Rule 16a-1(a)(2) under the Exchange Act) of Shares. To the extent that it is a Beneficial Owner of Shares, the Participant agrees to irrevocably appoint Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially or legally owned Shares of a Fund which the Participant has not rehypothecated and which the Participant is or may be entitled to vote at any meeting of shareholders of the Fund held after the date this Agreement is executed whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. For purposes of this paragraph, beneficially owned Shares shall not include those shares for which the Participant is the record owner but not the beneficial owner (the “Managed Account Shares”). The Distributor shall mirror vote (or abstain from voting) the Participant’s beneficially owned Shares in the same proportion as the votes (or abstentions) of all other shareholders of the Fund on any matter, question or resolution submitted to the vote of shareholders of the Fund. The Distributor, as attorney and proxy for Participant under this Section 1(f), (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or substitute attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys in any lawful manner deemed appropriate by it, including in writing, by telephone, facsimile, electronically (including through the Internet) or otherwise. The Distributor shall serve as an irrevocable agent and proxy for the Participant under this Section for so long (and only so long) as this Agreement remains in effect. In the event applicable law prevents the assignment of the irrevocable proxy, or deems such proxy to expire due to the passage of time, the Participant hereby agrees to execute and deliver such additional documentation as may be necessary to cause the Distributor to serve as its agent and proxy for the purposes discussed in this Agreement. The Distributor shall promptly notify the Participant if the Distributor ceases to act as Distributor to any Fund or the Trust, as applicable, and this irrevocable proxy shall automatically terminate. The Distributor may terminate this irrevocable proxy within sixty (60) days written notice to the Participant and termination of this irrevocable proxy by itself shall not serve to terminate this Agreement. The powers of attorney and proxy as set forth in this Section 1(f) shall include (without limiting the general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the undersigned. This irrevocable proxy terminates upon termination of the Agreement.

(g) Anti-Money Laundering. The Participant represents that it has policies, procedures and internal controls in place that are reasonably designed to comply with applicable anti-money laundering laws and regulations, including applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”), as amended, the regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, and the rules promulgated by the SEC. The Participant agrees that, throughout the term of this Agreement, it will maintain the AML Program in substantial conformity with the foregoing laws and regulations as may be amended or supplemented by applicable U.S. federal regulations (“Office of Foreign Assets Control”), such as, screening of all new and existing customers against the Office of Foreign Asset Control list and any other government list that is or becomes required under the USA Patriot Act, and the rules promulgated by the SEC.

(h) Privacy. The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

(i) Affiliations. The Participant represents, covenants and warrants that, during the term of this Agreement, it will not exercise or attempt to exercise a controlling influence over the management policies of the Fund and has taken affirmative steps so that it will not be an affiliated person of a Fund, a promoter or a principal underwriter of a Fund or an affiliated person of such persons, except under section 2(a)(3)(A) or 2(a)(3)(C) of the 1940 Act due to ownership of Shares. The Participant shall give prompt notice to the Distributor, Index Receipt Agent and the Trust of any change to the foregoing status.

(j) Marketing Materials. The Participant represents, warrants, and agrees that it will not make, in connection with any sale or solicitation of a sale of Shares, any representations concerning Shares, the Trust or the Funds, other than those not inconsistent with the Funds’ then current Prospectuses or promotional materials or sales literature furnished to the Participant by the Distributor or Trust or any other information and materials filed by the Trust or any Fund with the SEC. The Participant agrees not to furnish or cause to be furnished to any person, or display or publish, any information or materials relating to Shares, excluding independent research published by the Participant relating to the Shares, market color commentaries, internal use only material, training and educational material and brokerage communications (“Marketing Materials”), except such Marketing Materials as may be furnished to the Participant by the Distributor and such other Marketing Materials as may be approved in writing by the Distributor. The Participant understands that the Fund will not be advertised or marketed as an open-end investment company, i.e., as a mutual fund, and that any advertising materials will prominently disclose that the Shares are not individually redeemable. In addition, the Participant understands that any advertising material that addresses redemption of Shares will disclose that Shares may be tendered for redemption to the issuing Fund only in Creation Units. Notwithstanding anything to the contrary in this Agreement, the Participant and its affiliate may, without the written approval of the Distributor, prepare and circulate in the regular course of their businesses, materials prepared and used for the Participant’s internal use only, materials that generally mention a Fund without recommending the Fund, research reports, sales literature, correspondence institutional communications and other similar materials that include information, opinions, or recommendations relating to Shares, provided that such research reports, sales literature, and other similar materials comply with applicable NASD rules (or comparable FINRA rules, if such NASD rules are subsequently renamed, repealed, rescinded, or are otherwise replaced by FINRA rules.

Except as required by court order or as required by any regulatory or self-regulatory authority of competent jurisdiction, the Distributor agrees that it will not, without prior written consent of the Participant, use in advertising or Marketing Materials the name of the Participant or any affiliate of the Participant, any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Participant or any of its affiliates or represent, directly or indirectly, that any product or any service provided or distributed by the Trust or the Distributor has been approved or endorsed by the Participant or any of its affiliates or that the Participant acts as underwriter, distributor or selling group member with respect to the Shares. The Distributor represents on behalf of the Trust that it will not identify or name the Participant in the Registration Statement, the Prospectus, or in any marketing materials for any Fund without the prior written consent of the Participant, which shall not be unreasonably withheld. If the Participant agrees to be identified in any of such documents, upon the termination of this Agreement and to the extent applicable, the Distributor agrees for itself and on behalf of the Trust to (i) remove any reference to the Participant from such documents, and (ii) update the Trust’s website to remove any identification of the Participant as an authorized participant of the Funds. This provision shall survive termination or expiration of the Agreement.

The Distributor will provide, or cause to be provided, to the Participant copies of the then current Prospectuses and any printed supplemental information in reasonable quantities upon request.

(k) Acknowledgment. The Participant acknowledges receipt of the Prospectus and represents that it has reviewed that document (including the Statement of Additional Information incorporated therein) and understands the terms thereof. The Distributor agrees to process orders, or cause its agents to process orders, for creation and redemption in accordance with the provisions of the Prospectus. The Index Receipt Agent acknowledges that it is required to process orders for creations and redemptions in accordance with applicable provisions of the Prospectus.

The Distributor may deliver electronically a single prospectus, annual or semi-annual report or other shareholder information (each, a “Shareholder Document”) to persons who have effectively consented to such electronic delivery. The Distributor will deliver Shareholder Documents electronically by sending consenting persons an e-mail message informing them that the applicable Shareholder Document has been posted and is available on the Fund’s website and providing a hypertext link to the document. By signing this Agreement, the Participant hereby consents to the foregoing electronic delivery of all Shareholder Documents to [email address]. The Participant further understands and agrees that unless such consent is revoked, the Participant can obtain access to the Shareholder Documents from the Distributor only electronically. The Participant can revoke the consent to electronic delivery of Shareholder Documents at any time by providing written notice to the Distributor. The Participant agrees to maintain the e-mail address set forth herein and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that it must have continuous Internet access to access all Shareholder Documents.

(l) Books and Records. The Participant agrees, to the extent required by applicable law, to maintain all books and records of all sales of Shares made by or through it pursuant to its obligations under the federal securities laws.

Section 2. Purchases and Redemptions of Shares. All Purchase Orders and Redemption Orders shall be made in accordance with the terms of this Agreement, the Fund Documents and the procedures for Orders set forth in this Agreement, which includes Annex I. The Participant agrees that any use by it of the Index Receipt Agent’s electronic interface or portal for order entry shall be subject in all respects to the terms and conditions set forth therein. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. The Funds and the Index Receipt Agent reserve the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units, and the Participant agrees to comply with such procedures as may be issued from time to time and provided to the Participant. The Participant acknowledges and agrees on behalf of itself and any party for which it may be acting that a Purchase Order or Redemption Order shall be irrevocable. The Participant may not cancel a Purchase Order or a Redemption Order after it is placed, though Distributor agrees to undertake commercially reasonable efforts to accommodate requests by Participant to cancel an Order prior to the designated cut-off time for placing such Order. The Funds (or the Distributor on behalf of the Funds) shall retain the right, without notice, to reject any Purchase Order or Redemption Order, or suspend transactions in Shares, in accordance with the terms of the Fund Documents; provided, however, in any case, the Fund (or the Distributor on behalf of the Funds) will use reasonable efforts to notify the Participant prior to such rejections of its intention to reject such Order. None of the Distributor, the Funds nor the Trust shall be liable to any person by reason of the rejection of any Order so long as such rejection is a result of the rejecting party’s good faith determination that such rejection complies with the Fund Documents. Except as provided herein or in the Fund Documents, following rejection of an Order, the Fund will promptly return to the Participant all consideration received in connection with the Order including Deposit Securities, any cash tendered by the Participant and any transaction fees, in respect of such rejected Order.

Nothing in this Agreement shall obligate the Participant to create or redeem one or more Orders or to sell or offer to sell Shares.

It is contemplated that phone calls, to the extent made in connection with the purchase and redemption of Creation Units, including use by representatives of the Distributor, the Index Receipt Agent or the Trust and any affiliates thereof, will be recorded, and the Participant hereby consents to the recording of all phone calls in connection with the purchase and redemption of Creation Units, provided that such recording or a transcript will be made available to Participant upon Participant’s reasonable request and expense, unless such recording has been erased or destroyed prior to receipt of such request in the normal course of business in accordance with the recording party’s general record keeping policies and procedures. In the event that the recording party becomes legally compelled to disclose to any third party any recording involving communications with the Participant, the recording party (unless prohibited by applicable rule of law) shall provide the Participant advance written notice identifying the recordings to be so disclosed, together with copies of such recordings, so that the Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so. In the event that such protective order or other remedy is not obtained, or the Participant waives its right to seek such protective order or remedy, the recording party must furnish only that portion of the recorded conversation that, according to legal counsel, is legally required to be furnished and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the recorded conversation; provided that the recording party shall not be required to incur any expenses in obtaining such treatment without reimbursement for reasonable expenses by the Participant. The recording party shall not otherwise disclose to any third party any recording involving communications with the Participant without the Participant’s express written consent, except the recording party may disclose to a regulator or self-regulatory organization, to the extent required by applicable rule or law, recordings involving communications with the Participant.

(a) Orders Through Clearing Process. With respect to Purchase Orders or Redemption Orders processed through the Clearing Process, the Participant hereby authorizes the Index Receipt Agent to transmit to NSCC on behalf of the Participant such instructions, including amounts of the Deposit Securities and Balancing Amounts as are necessary, consistent with the instructions issued by the Participant to the Distributor. The Participant agrees to be bound by the terms of such instructions issued by the Index Receipt Agent and reported to NSCC on the Participant’s behalf as though such instructions were issued by the Participant directly to NSCC; provided, however, that the Participant shall not be held liable for any loss, damage, liability, cost, or expense (including reasonable attorneys’ fees) if, as a result of the Index Receipt Agent’s gross negligence, willful misconduct or bad faith, such instructions issued by the Index Receipt Agent and reported to NSCC do not accurately reflect in all respects the instructions communicated by the Participant to the Index Receipt Agent.

(b) Orders for Global Funds. Participant understands that each Fund holding any foreign securities (“Global Funds”) has caused its custodian to maintain with a subcustodian for such Fund an account in the relevant foreign jurisdiction to which the Participant shall deliver or cause to be delivered, as applicable, securities and cash in connection with a transaction in a Creation Unit whether acting in such transaction on behalf of itself or any third party, in accordance with the terms and conditions applicable to such account in such jurisdiction.

(c) Good Title; Restricted Securities. The Participant represents on behalf of itself and any party for which it acts that upon delivery of Deposit Securities to the Custodian, and assuming that the Fund has not pledged, mortgaged, encumbered or otherwise disposed of the Deposit Securities the Fund will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges, and encumbrances, and not subject to any adverse claims, including without limitation any restrictions upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a Purchase Order; or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction. In particular, the Participant represents on behalf of itself and any party for which it acts that no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) under the 1933 Act. The representation in this Section excludes restrictions due to the Fund or Fund adviser being an affiliated person of an issuer of any Deposit Security under Rule 144 under the 1933 Act and any other restriction that derives from facts, status or events that are particular to the Trust, any Fund or the relevant investment adviser. The Fund represents that upon delivery of Deposit Securities to the Participant, the Participant will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges, and encumbrances, and not subject to any adverse claims, including without limitation any restrictions upon the sale or transfer of such securities.

(d) Authorized Persons of the Participant.

(i.) Certification. Concurrently with the execution of this Agreement, and from time to time thereafter as may be requested by a Fund, the Index Receipt Agent, or the Distributor, the Participant shall deliver to the Fund and the Index Receipt Agent, with copies to the Distributor, a certificate in the format of Schedule 2 to this Agreement (or other documentation as may be agreed to by the parties), setting forth the names and signatures of all persons authorized by the Participant (each an “Authorized Person”) to give Orders and instructions relating to any activity contemplated by this Agreement on behalf of the Participant. Such certificate will be relied upon by the Distributor, the Index Receipt Agent and the Fund as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Fund, the Distributor, and the Index Receipt Agent of a superseding certificate or of written notice from the Participant that an individual should be added to, or removed from, the certificate. Whenever the Participant wants to add an Authorized Person, revoke the authority of an Authorized Person, or change or cancel a PIN Number (as defined below), the Participant shall give prompt written notice of such fact to the Fund and the Index Receipt Agent, with a copy to the Distributor, and such written notice shall be effective upon receipt by the Fund, the Index Receipt Agent, and the Distributor.

(ii.) Personal Identification Number. The Index Receipt Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which the Participant and such Authorized Person shall be identified and instructions to the Fund, Index Receipt Agent, and Distributor issued by Participant through the Authorized Person shall be authenticated. The Participant and each Authorized Person shall keep his/her PIN Number confidential and only those Authorized Persons who were issued a PIN Number shall use such PIN Number to identify himself/herself and to submit instructions for Participant, to the Fund, Index Receipt Agent, and Distributor. If an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon in writing by the Participant and the Index Receipt Agent. If an Authorized Person’s PIN Number is compromised, the Participant shall contact the Index Receipt Agent promptly in writing in order for a new one to be issued. Upon receipt of written notice as set forth in paragraph (i) of this section, the Index Receipt Agent agrees to promptly issue a PIN Number when the Participant adds an Authorized Person and shall promptly cancel a PIN Number when the Participant revokes a person’s authority to act for it. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor and Index Receipt Agent and such written notice shall be effective upon receipt by the Distributor and Index Receipt Agent.

(iii.) Verification. The Index Receipt Agent and Distributor shall not have any obligation to verify instructions and Orders given using a PIN Number and shall assume that all instructions and Orders issued to it using an Authorized Person’s PIN Number have been properly placed, unless the Index Receipt Agent and Distributor have actual knowledge to the contrary because they received from the Participant written notice as set forth in paragraph (i) of this section that such person is no longer authorized to act on behalf of Participant.

(e) Cash Amount. The Participant hereby agrees that, in connection with a Purchase Order for a Fund investing only in securities of issuers domiciled in the United States (“Domestic Fund”), whether for itself or any party for which it acts, it will make available on the Domestic Contractual Settlement Date (defined below),or before the date as specified in the Prospectus upon which delivery of Deposit Securities, Shares and/or any cash component, as applicable, must be made by the Participant to the Trust (the “Contractual Settlement Date”), immediately available or same day funds sufficient to pay the Balancing Amount, together with the applicable Transaction Fee. The “Domestic Contractual Settlement Date” is the earlier of (i) the trade date plus two (T +2) Business Days or (ii) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the Trust. The Participant hereby agrees that, in connection with a Purchase Order for a Fund not investing only in securities of issuers domiciled in the United States (“Global Fund”), whether for itself or any party for which it acts, it will make available at least one day before the International Contractual Settlement Date (defined below), immediately available or same day funds sufficient to pay the Balancing Amount, together with the applicable Transaction Fee. The “International Contractual Settlement

Date” with respect to each Global Fund is the earlier of (i) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the Trust or (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where any of the securities of such Global Fund are customarily traded. Any excess funds will be promptly returned following settlement of the Purchase Order. The Participant should ascertain the applicable deadline for cash transfers by contacting the operations department of the broker or depositary institution effectuating the transfer of the Balancing Amount. The Participant hereby agrees to ensure that the Balancing Amount will be received by the issuing Fund in accordance with the terms of the Fund Documents and this Agreement, and in the event payment of such Balancing Amount has not been so made, the Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to promptly pay the Balancing Amount. The Participant shall be liable to the Custodian or any sub-custodian or the Trust for any amounts advanced by the Custodian or any sub-custodian in its sole discretion to the Participant for payment of the amounts due and owing for the Balancing Amount. The Balancing Amount shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities.

(f) Open for Business. The Participant understands and agrees that Redemption Orders may be submitted only on days that the listing exchange is open for business, including as required by Section 22(e) of the 1940 Act.

(g) Dividends and Distributions by Deposit and Redemption Securities. With respect to any Redemption Order, the Participant acknowledges and agrees on behalf of itself and any party for which it is acting to return to a Fund any dividend, distribution, or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, have been paid to the Fund. With respect to any Redemption Order, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting that a Fund is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting by an amount equal to any dividend, distribution, or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, be paid to the Fund. If, however, the Fund so reduces the amount of money or other proceeds due to the Participant, the Participant shall not be required to return to the Fund dividends, distributions or other corporate actions paid to it or to the party for which it is acting as is contemplated in the first sentence of this paragraph equal to the amount so reduced by the Fund. With respect to any Purchase Order, each Fund acknowledges and agrees to return to the Participant or any party for which it is acting any dividend, distribution, or other corporate action paid to the Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, have been paid to the Participant or any party for which it is acting. With respect to any Purchase Order, the Distributor on behalf of the Fund agrees that the Participant is entitled to reduce the amount of money or other proceeds due to the Fund by an amount equal to any dividend, distribution or other corporate action that has been paid or credited to the Fund that, based on the value of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or other corporate action and the industry custom in the applicable market, have been paid to the Participant as of the time of transfer. If, however, the Participant so reduces the amount of the Fund Deposit, the Trust or the Fund, as applicable, shall not be required to return to the Participant dividends, distributions or other corporate actions paid to it, as contemplated above, equal to the amount so reduced by the Participant.

(h) Transfer Failures. When making a Redemption Order, the Participant understands and agrees that in the event Shares are not transferred to the Fund, on the applicable Contractual Settlement Date, in accordance with the terms of this Agreement and the Fund Documents, such Redemption Order may be rejected by the Fund. Either the Fund or the Distributor will give the Participant prompt notice of any such rejection.

(i) Beneficial Ownership Required for Redemption. The Participant represents, covenants and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Units unless it first ascertains that it or its customer, as the case may be, owns (within the meaning of Rule 200 of Regulation SHO of the Exchange Act) or has borrowed or has arranged to borrow the number of Shares of the relevant Fund to be redeemed as a Creation Unit; in each such case, the Shares will be delivered to the Fund on or prior to the Contractual Settlement Date. In either case, the Participant acknowledges that (i) it or its customer, as the case may be, has authority or legal and beneficial right or will have the authority or legal and beneficial right to tender for redemption the requisite number of Shares to be redeemed on the Contractual Settlement Date; (ii) it or its customer, as the case may be, has the authority or legal and beneficial right or will have the legal and beneficial right to receive the entire proceeds of the redemption on the Contractual Settlement Date; and (iii) if such Shares submitted for redemption have been borrowed from or loaned or pledged to another party or are the subject of a repurchase agreement, securities lending agreement, or any other similar agreement affecting legal or beneficial ownership of such Shares being submitted for redemption, there are no restrictions precluding the delivery of such Shares (including borrowed Shares, if any) for redemption, clear and free of liens to the Fund on the Contractual Settlement Date. To the extent the Participant’s subsequent activities affect its ability to deliver on the Contractual Settlement Date the Shares owned at the time the Redemption Order is placed, the Participant’s operations department and stock loan department in the ordinary course of its business activities will seek to borrow securities to meet the Participant’s settlement obligations in accordance with its obligations under Regulation SHO of the Exchange Act.

(j) One Account. The Participant understands that Shares of any Fund may be redeemed only when one or more Creation Units are held in the account of a single Participant.

(k) Foreign Clients of Participant. Notwithstanding anything to the contrary in this Agreement or the Prospectuses, the Participant understands and agrees that residents of certain countries are entitled to receive only cash upon redemption of a Creation Unit. Accordingly, the Participant will confirm that any request it submits for an in-kind redemption has not been submitted on behalf of a Beneficial Owner who is a resident of a country requiring that all redemptions be made in cash.

(l) Delivery of Cash Collateral. As described herein and in the Fund Documents, from time to time the Trust may, in its sole discretion, permit cash collateral to be posted to the Custodian (or such other agent as may be agreed in writing by the Participant and the Trust from time to time) for the benefit of a Fund in anticipation of delivery of all or a portion of the requisite Deposit Securities, and may require additional cash collateral of 115% of the daily market value of such Deposit Securities to be posted, in the sole discretion of the Trust. The Fund may, acting in good faith, at any time use such cash collateral to purchase Deposit Securities without further consultation with the Participant. To the extent permitted by the Fund Documents, the Participant shall be responsible for any and all expenses and costs incurred by the Trust, including all cash amounts, in connection with any Purchase Orders placed by the Participant. The Participant understands and agrees that in the event collateral or the Fund Deposit are not fully transferred to the Trust by the time specified, a Purchase Order may be cancelled by the Trust and the Participant will be solely responsible for any and all expenses and costs incurred by the applicable Fund, Distributor and the Index Receipt Agent related to the cancelled Purchase Order. Orders processed through the NSCC via CNSS are not eligible for cash collateralization.

Section 3. Beneficial Ownership. The Participant represents and warrants that either (i) it does not hold and will not as a result of the contemplated transaction hold, for its own account eighty percent (80%) or more of the outstanding Shares of the relevant Fund, or (ii) if it does hold eighty percent (80%) or more of the outstanding Shares of the relevant Fund, that such a circumstance would not cause the Trust to have a basis in the Deposit Securities deposited with the Trust different from the fair market value of such Deposit Securities pursuant to Section 351 and 362 of the Internal Revenue Code of 1986, as amended. In the event that the Distributor, Index Receipt Agent and/or the Trust have reason to believe that the Participant does not own or have available for delivery the requisite number of Shares of the relevant Fund to be redeemed as a Creation Unit to deliver by the Contractual Settlement Date, the Distributor, Index Receipt Agent and/or the Trust may require the Participant to deliver and/or execute supporting documentation evidencing ownership or its right to deliver sufficient Shares of the relevant Fund in order for the Redemption Order to be in proper form and, if such documentation is not satisfactory to the Distributor, Index Receipt Agent and/or the Trust, in their reasonable discretion, the Distributor, Index Receipt Agent and/or the Trust may reject without liability the Redemption Order. Failure to deliver and/or execute the requested supporting documentation may result in a Participant’s Redemption Order being rejected as not in proper form.

Section 4. Indemnification.

Section 4 shall survive the termination of this Agreement.

(a) The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Funds, the Index Receipt Agent, and their respective subsidiaries, affiliates, directors, partners, managers, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any claim, loss, liability, fine, penalty, cost, or expense, including reasonable attorneys’ fees, and the reasonable costs of investigation, including reasonable costs involved in defending itself in connection with an investigation (collectively, “Losses”) incurred by such Distributor Indemnified Party as a result of (i) any material breach by the Participant of any provision of this Agreement, including any failure on the part of the Participant to perform any of its obligations set forth in this Agreement except to the extent that such material breach was due to the Participant’s strict adherence to instructions reasonably given or representations made by the Distributor; (ii) any failure by the Participant to comply with applicable laws, including the federal securities laws, the rules and regulations thereunder and the rules and regulations of self-regulatory organizations, to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, Shares under this Agreement, except that the Participant shall not be required to indemnify a Distributor Indemnified Party to the extent that such failure was caused by the Participant’s adherence to or reasonable reliance on instructions given or representations made by the Distributor, the Index Receipt Agent or any Distributor Indemnified Party, as applicable, who knew that such instructions given or representations made would cause the Participant to violate applicable laws and the Participant did not know, and could not have reasonably known, that such instructions would cause the Participant to violate applicable laws; or (iii) any actions of such Distributor Indemnified Party in reliance upon any instructions issued in accordance with the Fund Documents (as may be amended from time to time) reasonably believed by the Distributor Indemnified Party to be genuine and to have been given by the Participant, except to the extent that the Participant had previously terminated or revoked the authority of the person giving such instructions or representations (where applicable) and notice of such revocation was given by the Participant to the Distributor and the Index Receipt Agent in accordance with the terms of Section 2(d)(ii) hereto and the Distributor and the Index Receipt Agent received such notification reasonably prior to the transmittal of such instructions. The Participant shall not be liable to the Distributor Indemnified Parties for any Losses arising out of mistakes or errors in data provided to the Participant, or out of interruptions or delays of communications, caused by a service provider to the Fund that is a Distributor Indemnified Party, nor is the Participant liable for any action, representation, or solicitation made by the wholesalers of the Fund or any Losses associated therewith.

(b) The Distributor hereby agrees to indemnify and hold harmless the Participant, the Trust (except with respect to clause (iii) or, in the case of Marketing Materials prepared by the Trust, clause (iv)(B)), and the Index Receipt Agent, their respective subsidiaries, Authorized Representatives, affiliates, directors, partners, managers, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of section 15 of the 1933 Act (each a “Participant Indemnified Party”), from and against any Losses incurred by such Participant Indemnified Party as a result of (i) any material breach by the Distributor of any provision of this Agreement, including any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement except to the extent that such material breach was due to the Distributor’s strict adherence to instructions reasonably given or representations made by the Participant, as applicable; (ii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iii) any false or misleading statement or any allegedly false or misleading statement of a material fact contained in the registration statement of the Trust as originally filed with the SEC or in any amendment thereof, or in any prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iv) (A) any representation by the Distributor or any of its employees or agents or other representatives about the Shares, the Participant or the Trust that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares or (B) any untrue statement or alleged untrue statement of a material fact contained in Marketing Materials prepared by the Trust or the Distributor and approved for use by the Distributor as described in Section 1(j) hereof, any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any allegation that such Marketing Materials fail to comply with applicable law, including without limitation, the provisions of the 1933 Act and the rules and regulations thereunder and applicable requirements of FINRA. The Distributor shall not be liable to the Participant Indemnified Parties for any Losses arising out of mistakes or errors in data provided to the Distributor, or out of interruptions or delays of communications, caused by any Participant Indemnified Party or any Losses associated therewith.

(c) The Trust hereby agrees to indemnify and hold harmless the Participant, the Distributor, the Index Receipt Agent, their respective subsidiaries, affiliates, directors, partners, officers, employees and agents, and each person, if any, who controls such persons within the meaning of section 15 of the 1933 Act (each a “Trust Indemnified Party”) from and against any Losses incurred by such Trust Indemnified Party as a result of any material breach or alleged material breach by the Trust of its representations in Section 8. All Shares represent interests in their underlying series, the assets and liabilities of which are separate and distinct. Any indemnification provided by the Trust in connection with the Shares shall be limited to the corresponding assets of such series.

(d) In no case (i) is the indemnification provided by an indemnifying party to be deemed to protect against any liability the indemnified party would otherwise be subject to by reason of its own willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the indemnifying party to be liable under this Section with respect to any claim made against any indemnified party unless the indemnified party notifies the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent).

(e) Failure to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to the indemnified party against whom such action is brought, on account of this Section, unless failure or delay to so notify the indemnifying party prejudices the indemnifying party’s ability to defend against such claim. The indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the indemnifying party elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party, defendant or defendants in the suit. If the indemnifying party assumes the defense of any such suit and retains counsel, the indemnified party shall bear the fees and expenses of any additional counsel that it retains. If the indemnifying party does not assume the defense of such suit, or if the indemnified party has been advised by counsel that it may have available defenses or claims that are not available to or conflict with those available to indemnifying party, the indemnifying party will reimburse the indemnified party for the reasonable fees and expenses of the counsel that such indemnified party retains.

(f) No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action.

(g) Except for acts of gross negligence or willful misconduct, the Trust, the Funds, the Distributor, the Index Receipt Agent, the Participant, or any person who controls such persons within the meaning of section 15 of the 1933 Act, shall not be liable to any person for any damages arising from any differences in performance between the Fund Deposit and the Fund’s benchmark index.

(h) Settlement. No indemnifying party, as described in paragraphs (a) and (b) of this Section 4, shall, without the written consent of the Participant Indemnified Party, the Distributor Indemnified Party, or the Trust Indemnified Party, as the case may be, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Participant Indemnified Party, the Distributor Indemnified Party, or the Trust Indemnified Party, as the case may be, from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Participant Indemnified Party, Distributor Indemnified Party, or Trust Indemnified Party, as the case may be.

Section 5. Limitation of Liability.

Section 5 shall survive the termination of this Agreement.

(i.) Express Duties. The Distributor, the Participant and the Index Receipt Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor, the Participant or the Index Receipt Agent.

(ii.) Limited Liability. In the absence of bad faith, gross negligence or willful misconduct on its part, neither the Distributor, the Participant nor the Index Receipt Agent, whether acting directly or through agents, affiliates or attorneys, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder. Neither the Distributor, the Participant nor the Index Receipt Agent shall be liable for any error of judgment made in good faith unless the party exercising such shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. In no event shall the Distributor, the Participant or the Index Receipt Agent be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall (i) the Distributor, the Participant or the Index Receipt Agent be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation; or (ii) the Distributor or the Index Receipt Agent be liable for Losses incurred by the Participant or the party for which it is acting as a result of unauthorized use of a PIN Number, unless the Index Receipt Agent, the Fund, and the Distributor previously received from Participant written notice to revoke such

Authorized Person’s PIN Number reasonably prior to the transmittal of such instructions as set forth in Section 2(d)(ii).

(iii.) Force Majeure. Neither the Distributor, the Participant, nor the Index Receipt Agent shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(iv.) Reliance on Instructions. The Distributor, the Participant and the Index Receipt Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and the Procedures and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

(v.) No Advancement by Index Receipt Agent. The Index Receipt Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

(vi.) Data Errors and Communication Delays. The Index Receipt Agent shall not be liable to the Participant or the Distributor or to any other person for any damages arising out of mistakes or errors in data provided to the Index Receipt Agent by a third party, or out of interruptions or delays of electronic means of communications with the Index Receipt Agent.

Section 6. [Reserved].

Section 7. Incorporation of Fund Documents. The Fund Documents and Annex I are hereby incorporated by reference into, and made a part of, this Agreement. In the event of conflict between this Agreement and the Fund Documents, the Fund Documents shall control.

Section 8. Representations of the Trust. The Trust represents and warrants that (i) the Prospectus and the Registration Statement are effective, no stop order of the SEC or any other federal, state or foreign regulatory authority or self-regulatory authority, with respect thereto has been issued, no proceedings for such purpose have been instituted or, to its knowledge, are being contemplated; (ii) the Prospectus and the Registration Statement conform in all material respects to the requirements of all applicable law, and the rules and regulations of the SEC thereunder and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) the Shares, when issued and delivered against payment of consideration thereof, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights, (iv) upon delivery of a portfolio of Deposit Securities to the Participant in connection with a Redemption Order, the Participant will acquire good, marketable and unencumbered title to such Deposit Securities, free and clear of any and all liens, restrictions, hypothecations, charges, duties imposed on the transfer of assets and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such Deposit Securities, (v) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares, except the registration of the Shares under the 1933 Act; (vi) Shares will be listed for trading on a national exchange; (vii) the Trust has adopted and established internal policies, procedures, and controls in place to ensure compliance with Rule 12d1-4 (Fund of Funds arrangements) of the 1940 Act; (viii) the Trust will not lend Fund securities pursuant to any securities lending arrangement that would prevent the Trust from settling a Redemption Order when due; (ix) any and all Marketing Materials prepared by the Trust or the Fund’s adviser and provided to the Participant in connection with the offer and sale of Shares shall comply with applicable law, including without limitation, the provisions of the 1933 Act and the rules and regulations thereunder and applicable requirements of FINRA, and will not contain any untrue statement of a material fact related to a Fund or the Shares or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and (x) it will not name the Participant in the Prospectus, Marketing Materials, or on the Fund’s website without the prior written consent of Participant, unless such naming is required by law, rule, or regulation. If the Participant agrees to be identified in the Prospectus, Marketing Materials, or on a Fund’s website, within a reasonable amount of time upon the termination of this Agreement, (1) the Trust shall remove any reference to the Participant from the Prospectus and Marketing Materials, and (2) the Trust shall promptly update each Fund’s website to remove any identification of the Participant as an authorized participant of the Trust.

Section 9. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Fund Documents.

Section 10. Notices. Except as otherwise specifically provided, all notices required or permitted to be given pursuant hereto, including any amendments or modifications as contemplated by Section 11, shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by e-mail, facsimile, or similar means of same day delivery (with a confirming copy by mail as provided herein). All notices to the Distributor, Trust or the Participant shall be directed as set forth in this Section 10, except that in the case of communications by the Distributor or Index Receipt Agent to the Participant during the order creation or redemption process, specifically in the case of the Distributor’s or Index Receipt Agent’s attempt to contact an Authorized Representative of the Participant with respect to, among other things, ambiguous instructions or the suspension or cancellation of an order, the Distributor or Index Receipt Agent, as the case may be, agrees to contact the applicable Authorized Representative that placed the Purchase Order or Redemption Order or, if such person is unavailable, an available Authorized Representative on the same trading desk.

(i)	If to the Distributor:
Northern Lights Distributors, LLC 4221 North 203rd Street, Suite 100 Elkhorn, NE 68022 legal@ultimusfundsolutions.com
(ii)	If to the Trust:
Segall Bryant & Hamill Trust Attn: Derek W. Smith, Secretary 225 Pictoria Drive, Suite 450 Cincinnati, OH 45246 Email: [___]
with copies to:

Peter H. Schwartz, Esq.

Davis Graham & Stubbs LLP

1550 17th Street, Suite 500

Denver, CO 80202

Email: peter.schwartz@dgslaw.com

and

Brown Brothers Harriman

BROWN BROTHERS HARRIMAN & CO.
50 Post Office Square
Boston, MA 02110

Email: [____]

(iii)	If to the Participant:
[Participant]

Section 11. Effectiveness, Termination and Amendment. This Agreement shall become effective upon execution and delivery by each of the parties hereto. This Agreement may be terminated at any time and for any reason by any party upon thirty days prior written notice to the other parties and may be terminated earlier by the Participant, the Trust or the Distributor at any time in the event of a breach by another party of any provision of this Agreement or the Fund Documents. This Agreement supersedes any prior agreement between or among the parties concerning the matters governed hereby. This Agreement may not be amended, modified, or supplemented except by a writing signed by all the parties hereto. This Agreement is intended to, and shall apply to, each of the current and future Funds of the Trust, such that no amendment shall be required in the event that the Trust creates new Funds or terminates existing Funds, provided, however, that notice shall be provided to the Participant of such creation or termination of Funds.

Section 12. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. The parties irrevocably submit to the non-exclusive jurisdiction and service and venue of any New York State or United States Federal court sitting in New York City over any suit, action or proceeding arising out of, or relating to, this Agreement. Each party hereto irrevocably waives any and all rights to a trial by jury in any legal proceedings arising out of or relating to this Agreement.

Section 13. Assignment. No party to this Agreement shall assign any rights or obligations hereunder without the prior written consent of the other party hereto, such consent not to be unreasonably withheld; provided, that either party may assign its rights and obligations hereunder (in whole, but not in part) without such consent to an entity acquiring all, or substantially all, of its assets or business or to an affiliate. If a party assigns its rights or obligations hereunder to an affiliate, the assigning party or affiliate shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void. Any assignee or successor shall be bound by the terms of this Agreement.

Section 14. Headings. Any headings in this Agreement are for convenience only and do not change the meaning of any provision of this Agreement.

Section 15. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 16. Severance. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement.

Section 17. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to this Agreement to express their mutual intent, and no rule of strict construction shall be applied against any party.

IN WITNESS WHEREOF, the parties hereto have executed this Authorized Participant Agreement as of the date set forth above.

NORTHERN LIGHTS DISTRIBUTORS, LLC, in its capacity as Distributor of the Funds

By:
Name:
Title:

[PARTICIPANT], in its capacity as Participant

By:
Name:
Title:

AND ACCEPTED BY BROWN BROTHERS HARRIMAN & CO., in its capacity as Index Receipt Agent of the Trust

By:
Name:
Title:

AND ACCEPTED AND AGREED BY SEGALL BRYANT & HAMILL TRUST, solely with respect to Section 8 of this Agreement, on behalf of the Funds

By:
Name:
Title:

SCHEDULE 1

Trust, Funds, Creation Unit Sizes and Effective Date

Trust	Fund	Ticker Symbol	Creation Unit Size	Effective Date
Segall Bryant & Hamill Trust

SCHEDULE 2

AUTHORIZED TRADERS

1.        OVERVIEW

In accordance with the Authorized Participant Agreement (the “AP Agreement”) between Northern Lights Distributors, LLC (the “Distributor”) and _______________________________ (the “AP”) and subject to acceptance by Brown Brothers Harriman & Co. (“BBH"), as [Transfer Agent/Index Receipt Agent], this Authorized Persons Documentation Package is intended to delineate the roles and responsibilities of individual personnel at the AP who are deemed ”Authorized Traders” within the meaning of the AP Agreement.

BBH, as part of our due diligence process, will verify the identity of any person or firm instructing with respect to an Authorized Trader’s access to place ETF creation/redemption orders (e.g., set up, amendment or removal) by referring to this package, as completed by the AP. BBH will initiate a "callback" to authenticate certain instructions received, as outlined below.

To that end, BBH requires the following documentation from the AP:

a.        Completion of the attached form to identify Authorized Persons and define their role at the AP. Please see below for definitions to assist in your completion of the form.

i.        Authorized Traders

BBH defines Authorized Traders as those individuals authorized to submit facsimile, telephone or electronic Exchange Traded Fund (“ETF”) creation or redemption orders. BBH acknowledges that any ETF creation or redemption instruction received by the AP from an individual named as an Authorized Trader shall be deemed an instruction transmitted by an Authorized Participant, subject to the parameters set forth by the terms of the Authorized Participant Agreement. It is the responsibility of the Authorized Participant to notify BBH if a Trader is no longer authorized.

ii.        BBH WORLDVIEW®APEX

APs may elect to be set up with access to Authorized Participant Exchange (APEX), BBH’s web-based interface for Authorized Traders to submit ETF creation and redemption instructions electronically. APEX is accessed through BBH WorldView®. Authorized Traders can enter and cancel instruction via the online portal (where applicable before fund trading cut off). It is the responsibility of the Authorized Participant to notify BBH if a Trader is no longer authorized.

iii.        Callbacks

The following types of instructions received via telephone, fax or email will require a callback to an Authorized Trader to authenticate the instruction. Instructions requiring a callback include but are not limited to the following. BBH requires the designation of individuals to whom a call back can be placed/performed.

•	Authorized Participant Establishment and Profile Set up
•	Authorized Trader Access Additions/Amendments and Removal
•	BBH WorldView® APEX set up requests

BBH may require a callback for additional instruction types at its sole discretion.

iv.        Interested Parties

BBH defines Interested Parties as those individuals authorized to receive Affirmations and Confirmations for creation or redemption orders placed by Authorized Traders. BBH requires that at least two Interested Parties are provided to ensure that order details are delivered to more than one party. The order Affirmations and Confirmations are sent to the Authorized Trader by default, therefore, the Interested Party may not be the same as the Authorized Trader. The Interested Party may be a team distribution email address, however, BBH will assume that there are multiple group members on the distribution. It is the responsibility of the Authorized Participant to notify BBH if an Interested Party is no longer authorized.

b.        Documentation of Authority

Documentation of authority of the AP must be provided, and accompany the attached Authorized Persons Documentation and executed AP Agreement, to facilitate BBH verification of the signer's permission to execute such documents. Corporate documentation may include a Corporate certificate, Certificate of Incumbency, Board Resolution and/or other corporate documentation which demonstrates the person signing is permissioned. BBH will not accept proprietary authorized signers lists or the below forms without corporate documentation.

Please contact BBH AP Services with any questions related to this information.

T 617.772.4812 | BBH.AP.Services@bbh.com

1

AUTHORIZED TRADERS Date: __________________

2.	AUTHORIZED PARTICIPANT PROFILE

Input information related to the AP Firm. Indicate the desired wire instructions for the delivery of ETF cash components.

Authorized Participant Name
BIC
Participant Account(s)
Street Address
Town/City, State, Zip Code
Wire Instructions Currency Bank ABA Bank Name Beneficiary Account Beneficiary Name Reference

3.	AUTHORIZED TRADER PROFILE

For APEX Access, indicate “Y” if the trader is authorized to submit Creations and Redemptions on APEX, BBH’s online order-taking platform.

For Callback Authority, indicate “Y” if the trader is authorized to verbally confirm additions/amendments/deletions to this Authorized Traders Package.

For Signer Authority, indicate “Y” if the trader is authorized to instruct additions/amendments/deletions and sign subsequent Authorized Traders Package updates.

Authorized Trader Name	Signature	Telephone	Email	APEX Access (Y/N)	Callback Authority (Y/N)	Signer Authority (Y/N)

AUTHORIZED TRADER PROFILE (continued)

Authorized Trader Name	Signature	Telephone	Email	APEX Access (Y/N)	Callback Authority (Y/N)	Signer Authority (Y/N)

4.	INTERESTED PARTIES

For Affirmation/ Confirmation Email, indicate “Y” if the interested party is authorized to receive a copy of the Affirm and/or Confirm via email.

Interested Party Name	Email	Affirmation Email (Y/N)	Confirmation Email (Y/N)

AUTHORIZED SIGNATURE

Authorized By:___________________________________

Name: _________________________________________

Title: ___________________________________________

Telephone #:_______________________________________

Fax #:___________________________________________

Date: ___________________________________________

AUTHORIZED TRADERS - CHANGE LOG

Date	Section Name	Change Description	Authorized Signature

ANNEX I

ORDER ENTRY SYSTEM/

ELECTRONIC TERMS AND CONDITIONS

This Annex shall govern use by the Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders (collectively, “Orders”) made available to the Participant by the Index Receipt Agent (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Participant Agreement to which this Annex is attached (the “Agreement”). In the event of any conflict between the terms of this Annex and the main body of the Agreement with respect to the placing of Orders, the terms of this Annex shall control, with respect to the Participant and Index Receipt Agent.

1. (a) The Participant shall provide to the Index Receipt Agent the AP Authorized Representative Documentation Package certifying the names and signatures of all Authorized Representatives as required by Section 2(d) of the Agreement. The Participant shall be responsible in all respects for each Authorized Representative’s use of the System, provided Participant has not provided written notice to Index Receipt Agent that such Authorized Representative’s status has been revoked or terminate.

(b)        It is understood and agreed that each Authorized Representative shall be designated as an authorized user of the Participant for the purpose of the Agreement. Upon termination of the Agreement, the Participant’s and each Authorized Representative’s access rights with respect to the System shall be immediately revoked.

2.       The Index Receipt Agent grants to the Participant a limited, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Orders and otherwise communicating with the Index Receipt Agent in connection with the same. The Participant shall use the System solely for its own internal and proper business purposes. Except as expressly set forth herein, no license or right of any kind is granted to the Participant with respect to the System. The Participant acknowledges that the Index Receipt Agent and its suppliers retain and have ownership, title and exclusive proprietary rights to the System. The Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by the Index Receipt Agent or its suppliers. The Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. The Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without the Index Receipt Agent’s prior written consent. The Participant may not remove any statutory copyright notice or other notice included in the System. The Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon the Index Receipt Agent’s request.

3. (a) The Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic format) (collectively, the “Material”), which is delivered or made available to the Participant regarding the System is the exclusive and confidential property of the Index Receipt Agent. The Participant shall keep the Material confidential by using the same care and discretion that the Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. The Participant may make such copies of the Material as is reasonably necessary for the Participant to use the System for purposes of the Agreement and shall reproduce the Index Receipt Agent’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. THE

INDEX RECEIPT AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b)        Upon termination of the Agreement for any reason, the Participant shall return to the Index Receipt Agent all copies of the Material which are in the Participant’s possession or under its control, provided, however, that Participant may make and retain a copy to comply with applicable law or its reasonable record retention policies and procedures.

4.       Except with respect to a breach of the Index Receipt Agent System by an unauthorized third party, the Participant agrees that it shall have sole responsibility for maintaining the security and control of the user IDs, passwords and codes for access to the System provided to the Participant, which shall not be disclosed to any third party without the prior written consent of the Index Receipt Agent. The Index Receipt Agent shall be entitled to rely on the information received by it from the Participant and the Index Receipt Agent may assume that all such information was transmitted by or on behalf of an Authorized Representative regardless of by whom it was actually transmitted, except to the extent that Participant previously notified Index Receipt Agent that such Authorized Person’s access has been revoked or terminate or in the event of a breach of Index Receipt Agent System by an unauthorized third party.

5. (a) The Index Receipt Agent shall have no liability in connection with the use of the System, the access granted to the Participant and its Authorized Representatives hereunder, or any transaction effected or attempted to be effected by the Participant hereunder, except for damages incurred by the Participant as a direct result of the Index Receipt Agent’s gross negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND EXCEPT TO THE EXTENT ARISING FROM THE INDEX RECEIPT AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IT IS HEREBY AGREED THAT IN NO EVENT SHALL THE INDEX RECEIPT AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES TO THE INDEX RECEIPT AGENT BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THE AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO THE PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY THE PARTICIPANT HEREUNDER, EVEN IF THE INDEX RECEIPT AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL THE INDEX RECEIPT AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

(b)       The Participant shall not make any deliberate misuse of any element of the System, including, without limitation, hacking, introduction of viruses or any device, method, or token whose knowing or intended purpose is to permit any person to circumvent the normal security and/or operation of the System or any portion thereof, disruption or excessive use or any use in contravention of applicable law, and making any modifications to the System, including without limitation the software, information, formats, and interfaces that comprise the System. The Participant will indemnify, defend and hold the Index Receipt Agent and its suppliers harmless against any losses, expenses, costs, or damages incurred as a result of the Participant’s breach of the terms and conditions of this Annex, or its unauthorized use of the System. The Index Receipt Agent, at its own expense, shall indemnify and hold harmless the Participant, its affiliates directors, officers, employees and agents and defend any action brought against same with respect to a claim, demand, cause of action, debt, cost or liability, including reasonable attorneys’ fees, to the extent arising from a claim that the System as used hereunder infringe or violate any patents, copyrights, trademarks, trade secrets, licenses or other property rights of any third party.

6.       The Index Receipt Agent reserves the right to revoke the Participant’s access to the System immediately and without notice upon any breach by the Participant of the terms and conditions of this Annex.

7.       The Index Receipt Agent shall acknowledge through the System its receipt of each Order communicated through the System, and in the absence of such acknowledgment, the Index Receipt Agent shall not be liable for any failure to act in accordance with such Orders and the Participant may not claim that such Order was received by the Index Receipt Agent. The Index Receipt Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by the Index Receipt Agent in sufficient time for the Index Receipt Agent to act upon, or in accordance with such instructions or communications, provided, however, that the Index Receipt Agent shall provide notice to Participant thereof as soon as reasonably practicable thereafter.

8.       The Participant agrees that the Index Receipt Agent may deactivate any applicable encryption features at any time, without notice or liability to the Participant, for the purpose of maintaining, repairing or troubleshooting its systems.

[PARTICIPANT] in its capacity as Participant By: _________________________ Name: Title:	BROWN BROTHERS HARRIMAN & CO., in its capacity as Index Receipt Agent of the Trust By: _________________________ Name: Title: